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           CARVER BANCORP, INC. TO ACQUIRE INDEPENDENCE FEDERAL SAVINGS BANK IN
                            $33 MILLION TRANSACTION

       STRATEGIC COMBINATION TO CREATE THE NATION'S FIRST AFRICAN-AMERICAN
                 OPERATED BANK TO REACH $750 MILLION IN ASSETS



NEW YORK AND WASHINGTON, D.C., MARCH 15, 2004 -- Carver Bancorp, Inc., the holding company for Carver Federal Savings Bank (AMEX: CNY), and Independence Federal Savings Bank (Nasdaq: IFSB) announced today that the companies have signed a definitive agreement that provides for Carver to acquire Independence in a transaction valued at $32.6 million. Under terms of the agreement, Independence stockholders will receive $21 in cash for each share of their common stock.

         With assets of approximately $750 million, the combined company will be the nation's largest African-American operated community bank, well positioned to leverage its scale to serve more customers, thereby enhancing its competitiveness and building stockholder value. Carver, serving customers through six branches in New York City, and Independence, serving customers through five branches in greater Washington, D.C., have complementary franchises. The combination will create an institution with several strategic benefits:

          o Experience and additional resources to capitalize on one of the fastest growing and affluent African-American consumer markets in the country;

          o Increased scale will afford more efficient delivery of products and services to Carver and Independence customers;

          o The management teams have identified specific oppo rtunities for cost savings that will allow for earnings accretion in the first full year of combined operations;

          o A larger balance sheet will provide increased funding for loan production, particularly multifamily, commercial and affordable housing loans; and

          o This combination will provide for the continuation of both institutions' strong and distinctive traditions of service to their communities.

         Deborah C. Wright, President and CEO of Carver, said, "We are excited that our two institutions have agreed to come together in this strategic and historic transaction, joining two established organizations that are known for a deep commitment to their respective communities. We



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look forward to serving the many customers of Independence, whose loyalty we intend to honor with our steadfast commitment to meeting their banking needs. If community bankers are to remain competitive and continue to build value for stockholders in a consolidating environment, we must find opportunities to deliver more efficiently the personal service that is our industry's hallmark, a challenge made more difficult in the inner city by its more limited resources. Carver has shown, over the last four years, that it can identify these opportunities, having successfully completed its own turnaround by investing in talent, technology, new products and delivery channels. These investments have generated excellent returns for our stockholders, customers, employees and the communities we serve," said Ms. Wright.

          "Carver's consistently strong performance makes this the right time for us to focus on a new opportunity for growth," said Frederick O. Terrell, Chairman of the Board of Carver. "Our Board and management team are ready to work with our new partners to realize the potential of the greater Washington, D.C. marketplace. With additional scale, resources and talent, we believe Carver is in an even better position to address the unique financial needs of our customers, building wealth in and for our communities. We believe this mission is as relevant today as when Carver and Independence were founded."

         Independence Chairman Jeanus B. Parks remarked, "Today's agreement culminates many months of efforts and we are proud to join with Carver in the public announcement of this historic affiliation of our two companies. This merger, when completed, will constitute a major force in banking for African-American and minority customers which began many years ago. We look forward to working with Carver CEO Deborah Wright and her team to execute their mission."

         President Thomas Batties added, "We believe the purchase of Independence Federal Savings Bank by Carver is in the best interest of our shareholders, customers and employees. The combination of these two institutions is an historic event; joining resources and talents from the country's financial capital with those from the nation's capital to foster greater service capabilities for our two communities."

         The combined bank will have 11 branches, five of which are located in greater Washington, D.C. and six of which are located in New York City's Harlem, Bedford-Stuyvesant, Crown Heights, Jamaica and St. Albans neighborhoods. The branches in greater Washington, D.C. will initially

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

continue to operate under the name Independence Federal Savings Bank as a division of Carver. Headquarters will be in New York City and the combined institution will continue to trade on the American Stock Exchange under the ticker symbol "CNY."

         Ms. Wright will remain President and CEO and the management of the combined company will be selected from both companies.

         The agreement has been approved by the Boards of Directors of both companies and will be submitted to stockholders of Independence for approval. The agreement is subject to customary regulatory conditions, including the approval of the Office of Thrift Supervision (OTS). The transaction is expected to close before the end of 2004.

         Carver was represented in the transaction by its financial advisor, Friedman, Billings, Ramsey & Co., Inc., and its legal advisor, Thacher Proffitt & Wood LLP. Independence was represented by its financial advisor, Keefe, Bruyette & Woods, Inc., and its legal advisors, Fried, Frank, Harris, Shriver and Jacobson, LLP and Muldoon Murphy Faucette & Aguggia, LLP.

         A slide presentation providing additional information about the transaction will be made available tomorrow on Carver's website at HTTP://WWW.CARVERBANK.COM.

PRESS BRIEFING
--------------


         A press briefing addressing the Carver/Independence transaction will be held tomorrow, March 16, 2003, at 11:30 a.m. EST at the offices of Friedman, Billings, Ramsey & Co., Inc., 1001 Nineteenth Street North, Arlington, VA. Reporters are asked to arrive by 11:15 a.m. and bring press identification to be assured a seat. The briefing will be held in the Potomac Room on the 10th floor.

ABOUT CARVER BANCORP, INC.
--------------------------

         Carver Bancorp, Inc., the largest African- and Caribbean-American operated bank in the United States, is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank originally chartered in 1948. Carver became a public company in 1996. Carver had $530 million in assets and $43.3 million of total stockholders' equity as of December 31, 2003. It currently has approximately 125 employees. For more information about Carver Federal Savings Bank, please visit HTTP://WWW.CARVERBANK.COM.

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

ABOUT INDEPENDENCE FEDERAL SAVINGS BANK
---------------------------------------

         Independence Federal Savings Bank was chartered in 1968. Independence became a public company in 1985. As of December 31, 2003, Independence had $212 million in total assets and $21.6 million of total stockholders' equity (unaudited figures). It currently has approximately 65 employees. For more information about Independence Federal Savings Bank, please visit
HTTP://WWW.IFSB.COM.

FOR ADDITIONAL INFORMATION, CONTACT:
------------------------------------
WILLIAM GRAY                    DAVID LILLY               THOMAS L. BATTIES
CHIEF FINANCIAL OFFICER         KIMBERLY KRIGER           PRESIDENT & CHIEF EXECUTIVE OFFICER
CARVER FEDERAL SAVING BANK      KEKST AND COMPANY         INDEPENDENCE FEDERAL SAVINGS BANK
(212) 360-8840                 (212) 521-4800             (202) 628-5500
(CARVER INVESTOR RELATIONS)    (CARVER MEDIA RELATIONS)


STATEMENTS CONTAINED IN THIS NEWS RELEASE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS.

WORDS SUCH AS "EXPECT", "FEEL", "BELIEVE", "WILL", "MAY", "ANTICIPATE", "PLAN", "ESTIMATE", "INTEND", "SHOULD", AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, FINANCIAL PROJECTIONS AND ESTIMATES AND THEIR UNDERLYING ASSUMPTIONS; STATEMENTS REGARDING PLANS, OBJECTIVES AND EXPECTATIONS WITH RESPECT TO FUTURE OPERATIONS, PRODUCTS AND SERVICES; AND STATEMENTS REGARDING FUTURE PERFORMANCE. THESE STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, MANY OF WHICH ARE DIFFICULT TO PREDICT AND GENERALLY BEYOND THE CONTROL OF CARVER AND INDEPENDENCE. THE FOLLOWING FACTORS, AMONG OTHERS, COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS OR OTHER EXPECTATIONS EXPRESSED IN THE FORWARD-LOOKING STATEMENTS: (1) THE BUSINESSES OF CARVER AND INDEPENDENCE MAY NOT BE COMBINED SUCCESSFULLY, OR THE COMBINATION MAY TAKE LONGER TO ACCOMPLISH THAN EXPECTED; (2) THE GROWTH OPPORTUNITIES AND COST SAVINGS FROM THE MERGER MAY NOT BE FULLY REALIZED OR MAY TAKE LONGER TO REALIZE THAN EXPECTED;
(3) OPERATING COSTS AND BUSINESS DISRUPTION FOLLOWING THE MERGER, INCLUDING ADVERSE EFFECTS ON RELATIONSHIPS WITH EMPLOYEES, MAY BE GREATER THAN EXPECTED;
(4) GOVERNMENTAL APPROVALS OF THE MERGER MAY NOT BE OBTAINED, OR ADVERSE REGULATORY CONDITIONS MAY BE IMPOSED IN CONNECTION WITH GOVERNMENTAL APPROVALS OF THE MERGER; (5) THE STOCKHOLDERS OF INDEPENDENCE MAY FAIL TO APPROVE THE MERGER; (6) COMPETITIVE FACTORS WHICH COULD AFFECT NET INTEREST INCOME AND NON-INTEREST INCOME, GENERAL ECONOMIC CONDITIONS WHICH COULD AFFECT THE VOLUME OF LOAN ORIGINATIONS, DEPOSIT FLOWS AND REAL ESTATE VALUES OF EITHER OR BOTH ENTITIES; (7) THE LEVELS OF NON-INTEREST INCOME AND THE AMOUNT OF LOAN LOSSES AS WELL AS OTHER FACTORS DISCUSSED IN THE DOCUMENTS FILED BY CARVER AND INDEPENDENCE WITH THE SECURITIES AND EXCHANGE COMMISSION AND THE OTS, RESPECTIVELY, FROM TIME TO TIME. NEITHER CARVER NOR INDEPENDENCE UNDERTAKES ANY OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.

THIS DOCUMENT MAY BE DEEMED TO BE SOLICITATION MATERIAL IN RESPECT OF THE PROPOSED MERGER OF CARVER AND INDEPENDENCE. IN CONNECTION WITH THE PROPOSED TRANSACTION, INDEPENDENCE WILL BE FILING PROXY STATEMENTS AND OTHER MATERIALS WITH THE OTS. STOCKHOLDERS OF INDEPENDENCE ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE OTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. THE FINAL PROXY STATEMENT WILL BE MAILED TO STOCKHOLDERS OF INDEPENDENCE. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN THE DOCUMENTS FREE OF CHARGE FROM INDEPENDENCE FEDERAL SAVINGS BANK, 1229 CONNECTICUT AVENUE, N.W., WASHINGTON, D.C. 20036,
ATTENTION: INVESTOR RELATIONS.

INDEPENDENCE AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO PARTICIPATE IN THE SOLICITATION OF PROXIES IN RESPECT OF THE PROPOSED TRANSACTIONS. INFORMATION REGARDING INDEPENDENCE'S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN INDEPENDENCE'S PROXY STATEMENT FOR ITS ANNUAL MEETING OF STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002, DATED APRIL 3, 2003. ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS WILL BE INCLUDED IN THE PROXY STATEMENT AND THE OTHER RELEVANT DOCUMENTS FILED WITH THE OTS WHEN THEY BECOME AVAILABLE.

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